SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant To Section 14(a) Of
                    The Securities Exchange Act Of 1934

Filed by the Registrant [X] Filed by a Party other than the Registrant [_] Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-12

                         ICN Pharmaceuticals, Inc.
          --------------------------------------------------------
              (Name of Registrant as Specified in its Charter)

                                    N/A
          --------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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     (2) Aggregate number of securities to which transaction applies:
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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
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

Following is information presented at an ICN Pharmaceuticals, Inc. analyst meeting on May 24, 2002.

THE SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This presentation contains forward-looking statements that involve risks and uncertainties, including but not limited to, projections of future sales, operating income, returns on invested assets, regulatory approval processes, market acceptance of and continuing demand for ICN Pharmaceuticals, Inc.'s products, and other risks detailed from time to time in the Company's Securities and Exchange Commission filings. It also assumes that the Company's operations are not adversely affected by any disruption that may be caused by the pending proxy contest.

We shall now provide our current pro forma estimate of year end results for specialty pharmaceuticals. We are presenting the estimate in two ways:

One is without ICN's ownership of 80% of Ribapharm "ICN Specialty
Pharmaceuticals".

The other is with ICN ownership of 80% of Ribapharm.

Our estimate is as follows:

                              Sales             GP%      EBITDA         EPS
                              -------------------------------------------------

Without Ribapharm:            $800+ M           62%      $200+ M        $.80+

With Ribapharm no IPO:        $1B               62%      $400+M         $2.05+

                              With IPO                   $600+M         $3.00+

As I mentioned, these projections do not include proxy expenses, one time charges, or IPO profits or expenses.

Consolidated Condensed Statement of Income
Projected Year End December 2002
Excludes one time charges*
ICN Consolidated without IPO


                                                                     Year Ended
                                                                    December 2002
                                                -----------------------------------------------------
                                                Low Range            Adjustments           High Range
                                                ---------            -----------           ----------

Total Revenues:                                 $   1,122                                  $   1,122
  Product Sales                                       810                                        810
  Royalties                                           312                                        312

Cost of Product Sales                                 315                 (11)                   304

Gross Profit                                          484     60%                                495     61%

Selling, general and administrative                   337     42%          (2)                   335     41%

Research and development costs                         80                                         80

Amortization of goodwill and intangibles               28                                         28
                                                ---------                                  ----------

                                                      446                                        443
                                                ---------                                  ----------

Income from Operations                                361     32%                                375     33%


Interest, net                                          30                                         30

Translation and exchange losses, net                    3                                          3

Income before provision for income
  taxes and minority interest                         328                                        342

Provision from income taxes                           115     35%           5                    120     35%

Minority Interest                                      23                                         23

Income                                                190                                        199

Cumulative effect of change in accounting              (4)                                        (4)

Net income                                      $     194                                  $     203

Diluted EPS - Before Extraordinary Item         $    2.13                                  $    2.21
                                                ---------                                  ----------
Diluted EPS                                     $    2.16                                  $    2.25
                                                ---------                                  ----------
Shares O/S                                          99.50                                      99.50


Consolidated Condensed Statement of Income
Projected Year End December 2002
Excludes one time charges*
Specialty Pharmaceuticals

                                                                      Year Ended
                                                                     December 2002
                                                  ---------------------------------------------

                                                  Low Range     Adjustments          Hlgh Range
                                                  ---------     ------------         ----------
Total Revenues;                                   $    810                           $      810
Product Sales                                          799                                  799
Services                                                11                                   11

Cost of Product Sales                                  315             (11)                 304

Gross Profit                                           484  61%                             495  62%

Selling, general and administrative                    325  40%         (2)                 323  40%

Research and development costs                          18                                   18

Amortization of goodwill and intangibles                28                                   28
                                                  --------                           ----------

                                                       372                                  370
                                                  --------                           ----------

Income from Operations                                 123  15%         13                  136  17%

Interest, net                                           30                                   30

Translation and exchange losses, net                     3                                    3

Income before provision for income
  taxes and minority interest                           90                                  103

Provision from income taxes                             30  34%          5                   35  34%

Minority Interest                                        0                                    0

Net income                                        $     59                           $       68

Diluted EPS                                       $   0.70                           $     0.80
                                                  --------                           ----------

Shares O/S                                           84.40                                84.40
                                                  --------                           ----------

Consolidated Condensed Statement of Income
Projected Year End December 2002
Excludes one time charges*
ICN Consolidated without IPO

                                                                       Year Ended
                                                                     December 2002
                                                  ---------------------------------------------

                                                  Low Range     Adjustments          Hlgh Range
                                                  ---------     ------------         ----------
Total Revenues:                                   $  1,122                           $    1,122
  Product Sales                                        810                                  810
  Royalties                                            312                                  312

Cost of Product Sales                                  315             (11)                 304

Gross Profit                                           484  60%                             495  61%

Selling, general and administrative                    337  42%         (2)                 336  41%

Research and development costs                          80                                   80

Amortization of goodwill and intangibles                28                                   28
                                                  --------                           ----------

                                                       446                                  443
                                                  --------                           ----------

Income from Operations                                 361  32%                             375  33%

Net gain on IPO*                                      -203                                 (203)

Interest, net                                           30                                   30

Translation and exchange losses, net                      3                                    3

Income before provision for Income
  taxes and minority interest                          531              13                  544

Provision from Income taxes                            203  38%                             208  38%

Minority Interest                                       23                                   23

Income                                                 306                                  314

Cumulative effect of change in accounting               26                                   26

Net income                                        $    278                           $      288

Diluted EPS - Before Extraordinary Item           $   3.28                           $     3.37
                                                  --------                           ----------
Diluted EPS                                       $   3.02                           $     3.11
                                                  --------                           ----------
Shares O/S                                           99.50                                99.50


*Note: Does not include the following expenses

(a)  Gain on IPO - $257M gain, bonus of $48.7M, $1M other UBS expenses.
(b)  Extraordinary loss on redemption of 8 3/4% senior notes, net of tax.
(c)  Severance of $4M, $6M of proxy costs and additional legal fees of $4M
(d)  Circe acquisition in process R&D of $12M.
(e)  Taxes - $91.4M on IPO, $(3.2)M on legal fees, $(760)k on Circe.
(f)  Stock comp expenses of $3M, and $2M of other non recurring expenses

ICN
International                                           ICN International Ltd.
------------------------------------------------------------------------------
Costa Mesa Report May 2002                                  Marketing & Sales

                        Marketing Activity Focus

              Trichovac(R)           Skin Care OTC/              Selected
              Urovac(R)              Kelo-Cote(R)                countries in
                                                                 AAA



Global Product                   enter                         Selected
range policy                                                   products local
                                                               to global
Dermatological                  [Graphic
range & Unicare       build      Omitted]    expand            Antivirals,
                                                               anticancer
International
Marketing                                                      WE & AAA
organisation                     defend                        markets
(incl. FF sizes)


    Galenical life cycle
    management

    (e.g. Virazole(R) i.v.,    Selected local           Efudix(R) for Actinic
    Mestinon(R) QS)            portfolios               Keratoses

                                                         ICN INTERNATIONAL LTD.
COSTA MESA REPORT MAY 2002                                    MARKETING & Sales

                           THERAPEUTIC AREA FOCUS
                          INTERNATIONAL PORTFOLIO

DERMATOLOGY/VENEREOLOGY                    GYNAECOLOGY
 - Derm range                                - Trichovac(R)
     - Glyderm(R)                            - Urovac(R)suppos.
     - Kinerase(R)                           - (Norprolac(R))
     - Kelo-Cote(R)                          - Derm range
     - (Minocycline s.r.)
     - Solaquin(R) bleach cream
     - Nlite(R)                         ICU'S
 - Trichovac(R)                              - Virazole(R)i.v. aerosol (Aiolos)
 - (Combi Acyclovir/Ribavirine cream)        - Ancotil(R)
                                             - (Morphine range)
CNS (MG SPEC. ONLY)
 - Mestinon(R)s.r. (quick-slow)

Following is the text of a letter sent by Senator Birch Bayh to Iridian Asset Management LLC and Franklin Mutual Advisors, LLC on
May 23, 2002:


                        [Letterhead of Birch Bayh]

         May 23, 2002


Iridian Asset Management LLC
276 Post Road West
Westport, CT 06880

Franklin Mutual Advisors, LLC
51 John F. Kennedy Parkway
Short Hills, NJ 07078


Dear Sirs:

     Your open letter to ICN stockholders dated May 22, 2002 is another example of the constant theme that you have used during the entire proxy contest - a personal attack on ICN CEO Milan Panic. I find it incredible to believe that the "burden" you described in your letter is the same man that has built ICN Pharmaceuticals into the multi-billion company it is today. Yes, it is easy to criticize and attack. You have become very good at it. It is not as easy to start with $200 and develop one of the top selling pharmaceutical products in the world. I can attest to the fact that the success of ribavirin is attributable to the vision and perseverance of Milan Panic. When many argued that ICN should not expend any more funds on the development of ribavirin, Mr. Panic had the wisdom not to listen to them.

     If I read your letter without any background about ICN, I would have thought from the tone of your remarks that ICN was a troubled company, on the brink of bankruptcy. But nothing could be further from the truth. 2001 was a banner year for ICN in which many record operating results were achieved. It was a year that our economy was in a recession and our country experienced one of the worst disasters of its history. Yet ICN was able to overcome these obstacles and provide increased value to its stockholders. ICN stock would be trading at a higher value today were it not for your constant, misleading and vitriolic attacks. I am convinced that our successes, both past and present, are attributable in large part to Mr. Panic.

     ICN has, and is keeping, its promises. Mr. Panic had the foresight to decide to split the company into three separate businesses. It is difficult for a founder of a company to make that decision. But, Milan had the ability to take action in the best interests of all stockholders rather than to maintain the status quo. The decision was based upon outside advice that such action would increase shareholder value. But change takes time. We did not make the decision to change ICN for the sake of change. Therefore, our actions to implement the change must be done in a careful and sensible manner. We did not complete the initial public offering of Ribapharm until April of this year not because we dragged our feet, but because we waited until the markets permitted us to refinance our debt and sell the Ribapharm equity on acceptable terms, leading to the second largest initial public offering for a biotechnology company at a time when other biotechnology companies were virtually unable to go public.

     I am proud to have served as a director of ICN and been able to help Mr. Panic achieve his dream that has benefited all stockholders. In my opinion, your ill defined plan simply to change proven leadership will not benefit shareholders, but will only lead to the erosion of shareholder value. In addition, you are well aware that the ICN Board has employed Corn-Ferry, a highly respected executive search company, to identify a candidate to succeed Mr. Panic.

                                      Very truly yours,

                                      /s/ Birch Bayh
                                      ------------------------------
                                      Birch Bayh